As filed with the Securities and Exchange Commission on January 10, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TEXAS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-0832210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1341 W. Mockingbird Lane, Suite 700W, Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan

(Full title of the plan)

Frederick G. Anderson

Vice President and General Counsel

Texas Industries, Inc.

1341 W. Mockingbird Lane, Suite 700W, Dallas Texas 75247

(Name and address of agent for service)

(972) 647-6700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $1.00 per share	2,500,000 shares	$55.24	$138,100,000	$18,836.84

(1)	This Registration Statement registers the issuance of an additional 2,500,000 shares of the registrant’s common stock, par value $1.00 per share (“Common Stock”), which are issuable under the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan, as amended and restated (the “Plan”). The amendment to, and restatement of, the Plan that authorized the issuance of such additional shares was approved by the stockholders of the registrant on October 10, 2012. The Plan authorizes the issuance of a maximum of 5,000,000 shares of Common Stock, as reduced by the number of shares of Common Stock issued or represented by outstanding awards pursuant to the Texas Industries, Inc. Management Deferred Compensation Plan. However, the offer and sale of 2,500,000 shares of Common Stock that have been, or may be, issued under the Plan, have previously been registered pursuant to a Registration Statement on Form S-8 (File No. 333-121860). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the registrant’s receipt of consideration and that increase the number of outstanding shares of Common Stock.
(2)	Estimated solely for purposes of determining the registration fee pursuant to the provisions of Rule 457(h) promulgated under the Securities Act by averaging the high and low sales prices of the registrant’s Common Stock as reported by the New York Stock Exchange on January 7, 2013.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of an additional 2,500,000 shares of common stock, par value $1.00 per share, of Texas Industries, Inc., a Delaware corporation (the “Registrant”), available for issuance under the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan, as amended and restated (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the registration statement on Form S-8 (File No. 333-121860) are hereby incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference herein and shall be deemed to be a part hereof:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2012, filed with the Commission on July 17, 2012;

(2)	The Registrant’s Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended May 31, 2012, filed with the Commission on August 9, 2012;

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2012, filed with the Commission on September 28, 2012;

(4)	The Registrant’s Current Reports on Form 8-K filed with the Commission on July 12, September 27, October 12, 2012 and December 4, 2012 and January 9, 2013; and

(5)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2012, filed with the Commission on January 9, 2013;

(6)	The description of the Registrant’s Common Stock contained in the registration statement filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 5. Interest of Named Experts and Counsel.

An opinion concerning the validity of the issuance of shares of Common Stock has been rendered for the Registrant by Frederick G. Anderson, Vice President and General Counsel of the Registrant. Mr. Anderson beneficially owns or has the right to acquire under employee benefit plans maintained by the Registrant, an aggregate of less than 1% of the shares of outstanding Common Stock.

Item 8. Exhibits.

The information required by this Item 8 is set forth in the Exhibit Index accompanying this Registration Statement and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 10, 2013.

TEXAS INDUSTRIES, INC.

By:	/s/ MEL G. BREKHUS
Name: Mel G. Brekhus
Title: President and Chief Executive Officer

Each person whose signature appears below hereby severally constitutes and appoints Kenneth R. Allen, Frederick G. Anderson and T. Lesley Vines and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments and supplements to such Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ MEL G. BREKHUS Mel G. Brekhus	President and Chief Executive Officer (Principal Executive Officer) and Director	January 10, 2013

/s/ KENNETH R. ALLEN Kenneth R. Allen	Vice President—Finance and Chief Financial Officer (Principal Financial Officer)	January 10, 2013

/s/ T. LESLEY VINES T. Lesley Vines	Vice President—Corporate Controller and Treasurer (Principal Accounting Officer)	January 10, 2013

/s/ ROBERT D. ROGERS Robert D. Rogers	Chairman of the Board	January 10, 2013

/s/ JOHN D. BAKER II John D. Baker II	Director	January 10, 2013

/s/ EUGENIO CLARIOND Eugenio Clariond	Director	January 10, 2013

/s/ SAM COATS Sam Coats	Director	January 10, 2013

/s/ SEAN P. FOLEY Sean P. Foley	Director	January 10, 2013

/s/ BERNARD LANIGAN, JR. Bernard Lanigan, Jr.	Director	January 10, 2013

/s/ THOMAS R. RANSDELL Thomas R. Ransdell	Director	January 10, 2013

/s/ THOMAS L. RYAN Thomas L. Ryan	Director	January 10, 2013

/s/ RONALD G. STEINHART Ronald G. Steinhart	Director	January 10, 2013

/s/ DOROTHY C. WEAVER Dorothy C. Weaver	Director	January 10, 2013

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Frederick G. Anderson, Esq.

15.1	Awareness Letter of Ernst & Young LLP

23.1	Consent of Frederick G. Anderson, Esq. (included in the opinion filed as Exhibit No. 5.1 to this Registration Statement on Form S-8)

23.2	Consent of Ernst & Young LLP

24.1	Powers of Attorney (included on signature page to this Registration Statement on Form S-8)

99.1	Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on August 24, 2012 and incorporated herein by reference)